UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2005

THE WORNICK COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10825 Kenwood Road, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information contained in this report shall not be incorporated by reference into any other filings of The Wornick Company (the “Company”) whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this report and in the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Forward-Looking Statements

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our business, operations, financial results and future prospects.  These statements are based on management’s current expectations and are subject to significant risks and uncertainties, including but not limited to the factors described under the heading “Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2004.  For a detailed discussion of the factors which could impact our business, operations, financial results and future prospects, please refer to the discussion under the heading “Risk Factors” contained in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our annual report on Form 10-K and risk factors discussed in our other filings with the U.S. Securities and Exchange Commission (the “SEC”) and any subsequently filed reports. All documents filed with the SEC are available free of charge through the SEC’s website at http://www.sec.gov or from us by contacting Michael M. Thompson at (513) 794-9800.

Item 7.01       Regulation FD Disclosure.

Pursuant to its obligations under Regulation FD, the Company is hereby furnishing the following information under Item 7.01 of this current report on Form 8-K.

On April 7, 2005, The Wornick Company (the “Company”) held a conference call discussing its financial and operational results for the year ended December 31, 2004.  During the conference call, management of the Company provided its outlook for the Company for 2005, the text of which follows:

Clearly, 2004 was an eventful year for Wornick and set the stage for a transition in 2005 as we adapt to changing conditions in the economic environment, the company’s markets and a new ownership structure now including an outside shareholder, Veritas Capital.

Wornick was operated as an ESOP, an employee owned company, prior to its’ acquisition by Veritas Capital in July of 2004.  Today, Wornick actually operates as two separate companies.  The Prepared Foods part of the company operates a facility near Cincinnati, Ohio that purchases food products from suppliers, prepares the product, packages it and performs thermo-stabilization to extend shelf life.  Last year approximately 55% of the dollar value output of the Cincinnati facility was shipped to the McCallen, Texas facility, the Right Away Division (RAD) for assembly with a wide range of products purchased by that division to assemble complete military ration products.  The remaining output from the Cincinnati processing plant is shipped to

Wornick’s co-manufacturing and other customers.  Although the two parts of the company work in cooperation, they have been operated and staffed as separate companies under the ESOP ownership structure.

As part of our initial transition phase in 2005, the management teams for each location will be combined into a single Wornick team located in Cincinnati.  Functions in the two companies that can benefit from economies of scale will be centralized in Cincinnati.  Supply chain management is an example.  In that case the two separate supplier bases for each of the companies will be merged to leverage staff, management tools and purchase volume.  The management team will be supplemented with new recruits that have the specific skills needed to improve operations, develop new products and build new customer relationships.  These changes have already begun and key managers are relocating from Texas to Ohio now.  We expect these changes to result in improved working capital efficiency and lower variable costs over the mid and long term.

Concurrently, the company’s marketing staff is evaluating the early market feedback from introduction of Wornick’s branded product initiatives to determine the best alternatives for these prototype products.  A wide range of new product opportunities with our current customers and logical extensions of our current capabilities into specialized products and services for other market segments are also being examined.

In the second phase of transition the management team will intensify focus on optimizing and aligning the company’s manufacturing and assembly operations to better align with our customer’s needs and improve financial results.  Product development capability will be supplemented with the specific skills and tools, then focused on the highest value opportunities to grow revenue from specialty products that leverage Wornick’s core strengths in flexibly packaged, prepared, shelf stable food and military field support.

Outlook for 2005 results is for a 10% increase in revenue from approximately $180 million in 2004 to over $200 million in 2005, with most of the growth from increased sales of co-manufactured products.  Profitability in the first quarter is anticipated to be lower than succeeding periods due to intensified price competition for orders accepted in 2004 and produced in Q1 of 2005.  Full year EBITDA is expected to be in the $25 to $28 million range as previously projected with Gross Margins by segment roughly consistent with 2004.

Current liquidity includes cash of approximately $3 million and an un-drawn credit line of $25 million.  Planned capital expenditures to support growth of the co-manufacturing business during 2005 are roughly in balance with cash generated by operations, net of interest expenses.  Working capital is expected to remain near current levels and the company is not expected to have a material cash income tax liability for 2005.

The transition we are initiating at Wornick in 2005 will put the company in a strong position to use its assets and capabilities to increase operating efficiency and focus additional resources on product development opportunities with long time customers and expand its product offerings to new ones.

A replay of the entire conference call will be available from 2:00 p.m., Eastern Daylight Time, on April 7, 2005 until 11:59 p.m., Eastern Daylight Time, on April 12, 2005.  The replay number is 800-405-2236 (toll-free).  The pass code for the replay is 11027702 (followed by the # sign).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

	By:	/s/ John F. McQuay
		Name:	John F. McQuay
		Title:	Chief Financial Officer and Treasurer

Dated: April 7, 2005